UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

SPIRIT REALTY CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36004	20-1676382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 North Harwood Street Suite 300
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 476-1900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 par value per share	SRC	New York Stock Exchange
6.000% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	SRC-A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 19, 2024, Spirit Realty Capital, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”), to consider certain proposals related to the Agreement and Plan of Merger, dated as of October 29, 2023 (the “Merger Agreement”) by and among the Company, Realty Income Corporation (“Realty Income”) and Saints MD Subsidiary, Inc. (“Merger Sub”), pursuant to which the Company will merge with and into Merger Sub (the “Merger”), with Merger sub surviving as a wholly owned subsidiary of Realty Income.

As of the close of business on December 19, 2023, the record date for the Special Meeting, there were 141,552,606 shares of common stock of the Company, par value $0.05 per share (“Common Stock”) outstanding entitled to be voted at the Special Meeting. At the Special Meeting, the holders of a total of 122,680,813 shares of Common Stock, representing approximately 86.7% of the voting power of the issued and outstanding shares of Common Stock as of the record date, were present or represented by proxy at the Special Meeting, constituting a quorum.

The following are the final voting results on proposals considered and voted upon at the Special Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 19, 2023.

1.

Merger Proposal: To approve the merger of Spirit with and into Saints MD Subsidiary, Inc. (“Merger Sub”), with Merger Sub continuing its existence as a wholly owned subsidiary of Realty Income Corporation (“Realty Income”), on the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of October 29, 2023 (as amended from time to time, the “Merger Agreement”), by and among Spirit, Realty Income and Merger Sub, and the transactions contemplated thereby.

For	Against	Abstain
122,275,086	265,424	140,303

2.

Compensation Proposal: To approve, by advisory (non-binding) vote, certain compensation that may be paid or become payable to Spirit’s named executive officers in connection with the completion of the Merger.

For	Against	Abstain
115,147,755	7,191,498	341,560

3.

The Company’s stockholders did not vote on the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal because such adjournment was not necessary.

Completion of the Merger remains subject to satisfaction or wavier of the closing conditions set forth in the Merger Agreement.

Item 7.01	Regulation FD Disclosure.

On January 19, 2024, the Company and Realty Income issued a joint press release announcing the preliminary voting results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached to this Current Report on Form 8-K is being furnished under Item 7.01 of Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Joint Press Release, dated January 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2024	SPIRIT REALTY CAPITAL, INC.

	By:	/s/ Rochelle Thomas
Rochelle Thomas
Executive Vice President, General Counsel and Secretary